UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure in Item 2.03 of this current report below is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

On December 15, 2005, the Registrant’s wholly-owned subsidiary VistaPrint North American Services Corp. (“VPNASC”) entered into an amendment to its existing Loan and Security Agreement with Comerica Bank (“Comerica”) dated as November 1, 2004 (as amended, the “Amended Loan and Security Agreement”), pursuant to which VPNASC’s credit facility with Comerica was amended to increase the total facility from $11,000,000 to $21,000,000. The additional $10,000,000 will be used to finance new printing equipment purchases for the VPNASC printing facility located in Windsor, Ontario, Canada. The Amended Loan and Security Agreement is secured by guarantees from the Registrant and from two of its subsidiaries. On December 15, 2005, VPNASC borrowed $4,174,536.48 of the additional $10,000,000 for equipment previously purchased or ordered. This and future borrowings under the Amended Loan and Security Agreement are payable in monthly installments beginning December 1, 2006 and continuing through 2010, plus interest. Interest on the additional $10,000,000 is based, at VPNASC’s election at the beginning of the period, on either a LIBOR rate plus 3.00%, Comerica’s cost of funds rate plus 3.00% or Comerica’s prime rate plus 0.50%.

If there is an event of default under the Amended Loan and Security Agreement, the principal amount owed under the Amended Loan and Security Agreement, together with accrued and unpaid interest, may become immediately due and payable, subject to certain conditions set forth in the Amended Loan and Security Agreement. The following are events of default with respect to the Amended Loan and Security Agreement:

•	failure to pay any amounts owed and when due and payable;

•	failure to observe any affirmative covenant in the Amended and Restated Loan Agreement;

•	failure to observe any negative covenant or other agreement in the Amended Loan and Security Agreement which continues for a period of 10 days after VPNASC receives notice of such failure or an officer of VPNASC becomes aware of such failure;

•	any defective perfection involving the liens on the collateral securing VPNASC’s obligations under the Amended Loan and Security Agreement;

•	the occurrence of any material adverse effect;

•	if a material portion of VPNASC’s assets are attached, seized or otherwise come into possession of any trustee or receiver;

•	certain events involving the bankruptcy or insolvency of VPNASC or any guarantor;

•	any default or failure of VPNASC to perform any agreement resulting in a party having the right to accelerated indebtedness in excess of $250,000 or that would have a material adverse effect;

•	judgments rendered against VPNASC in aggregate amounts in excess of $100,000 which are unsatisfied and unstayed for a period of 10 days;

•	any material misrepresentation or material misstatement by VPNASC or any officer;

•	any failure of a guaranty to be in full force and effect or any failure of a guarantor to perform any of its obligations under the Amended Loan and Security Agreement or any guaranty;

•	any change of control of VPNASC or any sale of any portion of the Windsor, Ontario printing facility;

•	any defect in title to the Windsor, Ontario printing facility that remains uncured or unresolved within 15 days of notice to VPNASC; or

•	any fire, explosion, accident, flood or other casualty involving the Windsor, Ontario printing facility unless Comerica shall have received insurance proceeds sufficient to effect its satisfactory restoration.

A copy of the Amendment is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10.1	First Amendment to Loan and Security Agreement between Comerica Bank and VistaPrint North American Services Corp. dated as of December 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005

VISTAPRINT LIMITED

By: /s/ Paul C. Flanagan

        Paul C. Flanagan

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Loan and Security Agreement between Comerica Bank and VistaPrint North American Services Corp. dated as of December 15, 2005